See Transfer Restrictions on Reverse

 Number                                                         Shares
**002A**                                                      42,758,877


            PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation
                                  Common Stock

This Certifies that ENRON CORP. is the registered holder of Forty Two Million Seven Hundred Fifty Eight Thousand Eight Hundred Seventy-Seven Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

         In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this 7th day of December, A.D. 2001.


        /s/ Peggy Y. Fowler                         /s/ Douglas R. Nichols
----------------------------------            ---------------------------------
             President                                    Secretary


                   [Portland General Corporate Seal Affixed]

A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OF CAPITAL STOCK AUTHORIZED TO BE ISSUED, AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF PREFERRED STOCK AUTHORIZED TO BE ISSUED WILL BE FURNISHED TO ANY SHAREHOLDER UPON REQUEST WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF THE COMPANY.

THIS SECURITY IS PLEDGED AS COLLATERAL SECURITY PURSUANT TO THE PLEDGE AGREEMENT DATED AS OF DECEMBER 5, 2001, AND IS SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN SUCH PLEDGE AGREEMENT, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM COMPANY OR ANY SUCCESSOR THERETO.














     For Value Received, ______ hereby sell, assign and        NOTICE. THE
transfer unto______________________________________________    SIGNATURE OF THIS
Shares represented by the within Certificate, and do hereby    ASSIGNMENT
irrevocably constitute and appoint _______________________     MUST CORRESPOND
_______________ Attorney to transfer the said shares on the    WITH THE NAME
books of the within named Corporation with full power of       AS WRITTEN
substitution in the premises.                                  UPON THE FACE
                                                               OF THE
     Dated ______________________                              CERTIFICATE,
              In presence of                                   IN EVERY
                                                               PARTICULAR,
     ______________________         ______________________     WITHOUT
                                                               ALTERATION OR
                                                               ENLARGEMENT
                                                               OR ANY CHANGE
                                                               WHATEVER.